SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2010

ENTECH  SOLAR, INC.
(Exact Name of Registrant as specified in charter)

Delaware	001-34592	33-0123045

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas	76177
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   817/ 224-3600

                                          N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 4, 2010, Entech Solar, Inc. (the “Company”) and The Quercus Trust (“Quercus”) entered into a Series I Preferred Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which Quercus purchased 100 shares of the Company's Series I Preferred Stock, par value $0.01 per share (the “Preferred Shares”), at $100 per share, for an aggregate purchase price of $10,000.

On June 4, 2010, in connection with its sale of Preferred Shares to Quercus, the Company filed a certificate of designations for the Preferred Shares (the “Certificate of Designations”). Pursuant to the Certificate of Designations, (i) for so long as the beneficial ownership of the holders of a majority of the Preferred Shares does not fall below 10% of the then outstanding shares of common stock (on a fully-diluted basis), the holders of a majority of the Preferred Shares shall have the exclusive right to elect two directors to the Company’s Board of Directors, and (ii) for so long as the beneficial ownership of the holders of a majority of the Preferred Shares is between 5% and 10% of the then outstanding shares of common stock (on a fully-diluted basis), the holders of a majority of the Preferred Shares shall have the exclusive right to elect one director to the Company’s Board of Directors.  If at any time the beneficial ownership of the holders of a majority of the Preferred Shares falls below 5% of the then outstanding shares of common stock (on a fully diluted basis), the Preferred Shares shall automatically be converted into shares of the Company’s common stock.  The Preferred Shares shall have no other voting rights with respect to any other matters or proceedings of the Company.

The Company filed the Certificate of Designations pursuant to the terms of an Investment Letter Agreement, by and between the Company and Quercus, dated February 11, 2008.  Under the terms of the Investment Letter Agreement, the Company was obligated to provide to Quercus securities containing the right to elect up to two directors.  Currently, pursuant to its rights as a holder of the Preferred Shares, Quercus has appointed David Field to the Company’s Board of Directors.  Additionally, Quercus is also entitled to name and appoint an additional director to the Company’s Board of Directors.  Quercus’ rights to elect directors to the Company’s Board of Directors in accordance with the terms of the Preferred Shares are in addition to any board rights granted to Quercus in connection with its ownership of the Company’s outstanding shares of Series D Preferred Stock, par value $0.01 per share.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

The preceding discussion is qualified in its entirety by, and is subject to, the full text of the Certificate of Designations and the Purchase Agreement, which are filed as Exhibits 4.1 and 10.1 to this Current Report on Form 8-K, respectively, and are incorporated herein.

Quercus is a family trust of which David Gelbaum is a trustee.  Mr. Gelbaum is the President and Chief Executive Officer of the Company and Chairman of its Board of Directors.  As of the date of issuance of the shares referred to above, Quercus beneficially owns approximately 54.09% of the voting power of the Company’s outstanding securities.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02.

ITEM 5.03   AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

As noted in Item 1.01 above, on June 4, 2010, the Company filed a Certificate of Designations, Preferences and Rights of Series I Preferred Stock, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

Exhibit Number	Description of Exhibit

4.1	Certificate of Designations, Preferences and Rights of Series I Preferred Stock.

10.1	Series I Preferred Stock Purchase Agreement dated June 4, 2010, by and between Entech Solar, Inc. and The Quercus Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTECH SOLAR, INC.

By:	/s/ Charles Michel
Chief Financial Officer

Dated: June 8, 2010

Exhibits.

Exhibit Number	Description of Exhibit

4.1	Certificate of Designations, Preferences and Rights of Series I Preferred Stock.

10.1	Series I Preferred Stock Purchase Agreement dated June 4, 2010, by and between Entech Solar, Inc. and The Quercus Trust.